Scotia Howard Weil 47th Annual Energy Conference March 25-27, 2019 www.icdrilling.com

Preliminary Matters Various statements contained in this presentation, including those that express a belief, expectation or intention, as well as those that are not statements of historical fact, are forward-looking statements. These forward-looking statements may include projections and estimates concerning the timing and success of specific projects and our future revenues, income and capital spending. Our forward-looking statements are generally accompanied by words such as “estimate,” “project,” “predict,” “believe,” “expect,” “anticipate,” “potential,” “plan,” “goal,” “will” or other words that convey the uncertainty of future events or outcomes. The forward-looking statements in this presentation speak only as of the date of this presentation; we disclaim any obligation to update these statements unless required by law, and we caution you not to rely on them unduly. We have based these forward-looking statements on our current expectations and assumptions about future events. While our management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond our control. These and other important factors, including those discussed under “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in the Company’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K, may cause our actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. These risks, contingencies and uncertainties include, but are not limited to, the following: • a decline in or substantial volatility of crude oil and natural gas commodity prices; • a sustained decrease in domestic spending by the oil and natural gas exploration and production industry; • decline in or substantial volatility of crude oil and natural gas commodity prices; • our inability to implement our business and growth strategy, including plans to upgrade and convert SCR rigs acquired in the Sidewinder Drilling LLC combination; • fluctuation of our operating results and volatility of our industry; • inability to maintain or increase pricing on our contract drilling services; • delays in construction or deliveries of reactivated, upgraded, converted or new-build land drilling rigs; • the loss of customers, financial distress or management changes of potential customers or failure to obtain contract renewals and additional customer contracts for our drilling services; • an increase in interest rates and deterioration in the credit markets; • our inability to raise sufficient funds through debt financing and equity issuances needed to fund future rig construction projects; • additional leverage associated with borrowings; • our inability to comply with the financial and other covenants in debt agreements that we may enter into as a result of reduced revenues and financial performance; • overcapacity and competition in our industry; unanticipated costs, delays and other difficulties in executing our long-term growth strategy; • the loss of key management personnel; • new technology that may cause our drilling methods or equipment to become less competitive; • labor costs or shortages of skilled workers; • the loss of or interruption in operations of one or more key vendors; • the effect of operating hazards and severe weather on our rigs, facilities, business, operations and financial results, and limitations on our insurance coverage; • increased regulation of drilling in unconventional formations; • the incurrence of significant costs and liabilities in the future resulting from our failure to comply with new or existing environmental regulations or an accidental release of hazardous substances into the environment; • the potential failure by us to establish and maintain effective internal control over financial reporting;. All forward-looking statements are necessarily only estimates of future results, and there can be no assurance that actual results will not differ materially from expectations, and, therefore, you are cautioned not to place undue reliance on such statements. Any forward-looking statements are qualified in their entirety by reference to the factors discussed throughout this presentation and in the Company’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K. Further, any forward-looking statement speaks only as of the date of this presentation, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. Adjusted Net Income or Loss, EBITDA and adjusted EBITDA are supplemental non-GAAP financial measures that are used by management and external users of the Company’s financial statements, such as industry analysts, investors, lenders and rating agencies. The Company’s management believes adjusted Net Income or Loss, EBITDA and adjusted EBITDA are useful because such measures allow the Company and its stockholders to more effectively evaluate its operating performance and compare the results of its operations from period to period and against its peers without regard to its financing methods or capital structure. See non-GAAP financial measures at the end of this presentation for a full reconciliation of Net Income or Loss to adjusted Net Income or Loss, EBITDA and adjusted EBITDA. 2

Investment Thesis

Sectors only pure-play, pad-optimal growth story focused solely on North America's most attractive oil and gas basins

Scale, Asset Quality, Growth	• Sidewinder strategic combination more than doubled fleet size by combining complementary assets in core markets, driving step-change improvements in operational and financial scale • Meaningful high-return organic growth opportunities executable within free cash flow
Attractive Presence in Lower 48's Most Attractive Basins	• Focus on most attractive operating basins supported by high-quality customer base • Majority of rigs in Permian with additional meaningful presence in Haynesville (East Texas / North Louisiana)
Free Cash Flow Generation Across Oil and Gas Drilling Cycles	• Meaningful growth in earnings and free cash flow per share from existing rig fleet; newbuild rigs and economics no longer necessary for earnings and free cash flow growth • Strategic combination synergies drives more efficient overhead structure • Tax advantaged: NOL's plus full step-up in Sidewinder assets
Strong Balance Sheet, Financial Flexibility and Liquidity	• 4Q'18 Net Debt / Adjusted EBITDA < 2X; Net Debt / Total Cap: 23% • No maturities until October 2023 • Flexible debt structure: pre-payable/re-financeable at any time, minimal financial covenants



3

Corporate Snapshot

Sectors only pure play, pad-optimal growth story

- Fleet composed of 32 marketed ShaleDriller® rigs and two additional idle rigs that will enter marketed fleet following upgrade & conversion
- The speed, efficiency and safety offered by ICD's rigs dramatically reduce drilling times, thereby saving significant capex dollars for E&P operators

Integration following Sidewinder strategic combination on 10/1/18 driving operational and financial synergies

Established reputation for operational excellence and safety

- Average marketed ShaleDriller® fleet age: ~4.8 years(1)
- Work with well-known customers who pay for quality
- #1 ranked drilling contractor by Energy Point Research for Service and Professionalism



Proforma Capitalization & Liquidity: 12/31/18 (2)

US$MM, unless otherwise noted	
Share Price ($/Share)	2.98
Share Outstanding (MM)	77.1
Equity Value	**229.8**
Long-term debt	130.0
Cash	12.2
Aggregate Value	**372.0**
Credit Facility Unused Capacity(3)	34.9
Term Loan – Undrawn Committed Accordion	15.0
Cash	12.2
Total Current Liquidity	**62.1**
Book Value of Equity	391.5
Total Capitalization	**509.3**

Fleet Snapshot



29
3
1
1
34
AC Rigs Marketed
SCR Rigs Marketed (scheduled for conversion)
Idle SCR Rig (scheduled for conversion)
Idle AC Rig (scheduled for conversion)
Total Rigs

1. Based upon date of initial drilling operations for newbuild rig or converted rig. Excludes four SCR rigs scheduled for conversion to AC pad-optimal status.
2. Market data as of 3/20/19.
3. Total credit facility commitment at 12/31/18 less outstanding borrowings and letters of credit obligations.

4

ICD Today: Nothing has Changed but Everything is Different Post combination, ICD’s strategic focus and operational priorities remain unchanged, but our ability to generate free cash flow and investor returns increased dramatically Pre Combination Post Combination Asset Quality • Pad-Optimal rig fleet & Geographic • Texas & contiguous states weighted SAME Focus towards Permian/Haynesville Operational • Safety & Operational Excellence SAME Priorities • 34 Rig Fleet • $250M+ revenues, more aligned • 15 rig fleet Operational & overhead structure • $100M+ revenues, misaligned Financial • 14 “300” Series rigs; 19 “200” overhead structure Scale Series rigs; One “100” Series rig • 15 “200” Series rigs • Increased exposure to Super Majors • High-return focused / free cash Free Cash flow growth through organic • Subscale size drove disproportionate Flow / High opportunities - Newbuild weighting to rig fleet growth over Returns economics and fleet growth not returns and free cash flow Focus necessary to drive incremental returns and free cash flow 5 5

Fleet & Operational Footprint

14 "300" Series ShaleDriller Rigs(1)

- 1500 HP drawworks; 25K+ racking / 1M lb hook with only modest capex
- Three pump / four engine capable; drilling optimization software capable
- Targeting developing market niche for larger diameter casing strings and extreme laterals

19 "200" Series ShaleDriller Rigs

- 1500 HP drawworks; 20K+ racking / 750K lb hook
- Three pump / four engine capable; drilling optimization software capable

1 "100" Series ShaleDriller Rig

- 1000 HP drawworks;
- Three pump / four engine capable; drilling optimization software capable


New Mexico
Oklahoma
Arkansas
Texas
Louisiana
ICD owned or leased location

Target Areas of Growth
Texas, Louisiana, Oklahoma and New Mexico

(1) Includes three operating SCR rigs scheduled for conversion and two idle rigs scheduled for conversion and reactivation

6

Geographic Mix and Customer Relationships Active Rig Count by Basin Strong Customer Base ICD Customers 25% 75% Permian Haynesville 7

Market Overview: Long-term View

Continued innovation results in US shale plays becoming some of the most economic in the world

Oil prices generally range bound in the $50bbl to $70bbl WTI range, resulting in more frequent, but less severe cycles outside of this range

Investor and capital market sentiment forces E&P's to focus on financial returns and free cash flow over production growth, placing a premium on efficiency and execution

Successful E&P's must focus on continuous efficiency improvements, accelerating shift towards a wellbore manufacturing model utilizing more complex multi-well pad drilling, increasing lateral length, and data analytics

Pad-optimal rig technology (i.e. SHALEDRILLER) optimizes E&P economics

Continued bifurcation of the land contract drilling rig market and continued manifestation of the rig replacement cycle as E&Ps accelerate hi-grading drilling operations towards pad-optimal rig technology.

Thus, the pad-optimal rig count behaves differently than during prior downturns, indicative of this market maintaining 90%+ utilization during most recent commodity price downturn that began in Nov '18.



8

Pad-Optimal Drilling Fleet Characteristics Omni-Directional Walking 1500 HP Drawworks High-Pressure Mud Systems (7500 psi) Fast Moving AC Programmable Flexibility to provide differing equipment packages to meet particular requirements of E&Ps’ drilling programs • Three pump / four engine capable • Enhanced racking (25K ft) and hookload (1M lb) options • Greater than 200 ft walking capable • Drilling optimization software capable • Bi-fuel 9

Meaningful Player in Consolidating Pad-Optimal Market


Operating Rigs(1)
1,200
1,000
800
600
400
200
0
US Land Total
ICD Target Markets
Legacy rigs (mechanical, SCR, AC (less than 1500 HP)
AC Rigs – Pad-optimal and upgradeable rigs(2)
Pad-Optimal / Upgradeable rigs not operating in ICD target markets

Market Share – ICD Target Markets – TX & Contiguous States Operating Rigs – Pad-Optimal & Upgradeable (1)(2)


ICD
PDS
ESI
NBR
PTEN
HP
Fragmented (17 companies)

Consolidating pad-optimal rig market driven (i) economically by the continued manifestation of the rig replacement cycle and (ii) by recent consolidating transactions (ICD-Sidewinder and Ensign-Trinidad)

(1) Per Rig Data at 3/8/19 and internal estimates.
(2) Represents AC rig fleet, 1500 HP or greater (includes skidding rigs and rigs without 7500psi mud systems that would require significant upgrade investment to meet pad-optimal specifications)

10

Drivers Towards Returns / Free Cash Flow Through Oil and Gas Cycle

Operational and Financial Synergies from Sidewinder Combination	• Post combination integration substantially complete 6/30/19 • Expect realization of runrate synergies of $10 million+ during 3Q'19 and beyond ($8M SG&A and $2M+ operational)
Scalable SG&A Cost Structure	• Post combination financial and operational scale drives significant improvements in overhead efficiencies • High-return growth and expansion within target markets supported by existing overhead structure and systems
Executable, High-Return, Free Cash Flow Generating Organic Growth Opportunities	• Four planned SCR to "300" Series pad-optimal conversions • One idle AC rig conversion to "300" Series pad-optimal status • Nine "300" Series ShaleDriller rigs capable of racking (25K ft) and hookload (1M lb) additions with only modest capex requirements • Third pump, fourth engine and drilling optimization software additions based upon market demand for these features
Future M&A?	• ICD systems and processes in place to assimilate M&A rig additions in core markets • Pad-optimal rigs (and rigs able to be efficiently upgraded to pad-optimal status) operating in ICD core markets owned by fragmented group of small contractors



11

Synergy Realization Driving Overhead Efficiencies SG&A Expense as a % of Revenue 14% 12% Full realization of strategic combination 10% synergies expected 3Q’19 8% 6% 4% 2% 0% ICD 3Q'18: Pre-SW ICD 4Q'18 Other Public Land Drillers (1) Continued realization of synergies from strategic combination driving overhead efficiencies that are scalable in connection with execution of high-return growth opportunities in core markets (1) Weighted Average SG&A expense as a percentage of total revenues for HP, PTEN, NBR, PDS and PES combined during 4Q’18. Includes research and development expenses. Per available public filings. 12 12

Attractive Free Cash Flow Generation

- Free cash flow grows organically through the following opportunities:
  - Repricing of older legacy contracts to current market day rates
  - Continued realization of Sidewinder combination synergies
  - Conversion of three operating SCR rigs to AC pad-optimal status
  - Conversion of two idle 1500 HP rigs to AC pad-optimal status
  - Racking and hookload enhancements to ICD "300" Series
  - Third pump – fourth engine additions


Indicative Organic Growth Opportunities(1)
$120,000
$100,000
$80,000
$60,000
$40,000
$20,000
$0
2Q'18 Proforma Annualized(2)
3Q'18 Proforma Annualized(2)
4Q'18 Annualized(3)
Synergies(4)
Adjust backlog dayrates(5)
SCR Conversions(6)
2 Idle Rig Activations(7)



(1) Represents indicative annualized run-rate adjusted EBITDA assuming each of the items summarized in (2) through (7) occurred at the beginning of 4Q'18. The occurrence of each of these items is subject to various risks and uncertainties, and actual results may differ materially. Actual adjusted EBITDA may differ significantly and will be materially impacted by prevailing market conditions which can significantly impact rig utilization and dayrate. See Preliminary Matters Slide.
(2) Annualized proforma adjusted EBITDA for Sidewinder combination.
(3) Annualized ICD 4Q'18 adjusted EBITDA.
(4) Adjust for additional transaction synergies not yet realized during 4Q'18. ICD expects full realization of synergies on a runrate basis during 3Q'19.
(5) Adjust below market contracts to prevailing dayrates (assumed to be $22K per day) and for rig reactivated at end of 4Q'18.
(6) Adjust for Incremental gross margin from conversion of three SCR rigs to pad-optimal status and market dayrates (assumed to be $22K per day).
(7) Adjust for incremental gross margin from reactivation of two idle rigs.

13

Free Cash Flow Generation Across the Entire Cycle

- In an oil and gas environment in which oil prices are range bound between $50 bbl and $70 bbl, ICD is structured to generate free cash flow across cycle with 34 rig fleet
- Illustrative average dayrates across cycle: Low: $21K; Mid: $23K; High: $25K
  - Higher rates above these levels for enhanced equipment packages (three pump / four engine; enhanced racking and hookload; drilling optimization software)
- Other indicative costs: $28 million
  - Maintenance/Sustaining capex: $15M
  - Cash interest: $13 million
  - Not currently a cash tax payer (NOL plus Sidewinder basis step up)


Indicative Adjusted EBITDA
$140,000
$120,000
$100,000
$80,000
$60,000
$40,000
$20,000
$0
Low Cycle(1)
Mid Cycle(2)
High Cycle(3)
FCF

ICD structured to generate free cash flow across cycle and generate meaningful returns relative to its current trading value ($229 million) and book value ($392 million)(4)



(1) Low cycle represents indicative adjusted EBITDA assuming 34 rig fleet operates at 90% utilization at average dayrate of $21K per day and cost of $13K per day
(2) Mid cycle represents indicative adjusted EBITDA assuming 34 rig fleet operations at 98% utilization at $23.5K per day and cost of $13K per day
(3) High cycle represents indicative adjusted EBITDA assuming 34 rig fleet operates at 99% utilization at average dayrate of $25K per day and cost of $13K per day
(4) Trading value based upon closing market price at 3/20/19. Book value represents shareholders equity reported on 12/31/18 balance sheet

14

M&A Opportunities?

- Sidewinder combination illustrates how consolidating transactions with pad-optimal and economically upgradable rigs drive improvement in returns and free cash flow generation per share
- Post combination integration on target; ICD able to efficiently execute additional M&A opportunities when / if opportunities present themselves
- Additional pad-optimal / upgradeable rigs operating in ICD target markets are owned by drilling contractors with subscale size and minimal access to financing / capital markets

Pad-optimal / upgradeable operating rigs in ICD target markets of Texas and contiguous states owned by private or public drilling contractors with subscale fleet size[(1)]



80
70
60
50
40
30
20
10
0
A
B
C
D
E
F
G
Others (10)
Total

(1) Source: Rig data. AC rigs with 1500+HP

15

Financial Liquidity • $130 million term loan Financial Liquidity ̶ Five-year term $ millions ̶ No amortization At December 31, 2018 ̶ Additional $15 million delayed- Cash $12.2 draw availability ̶ Minimal financial covenants Undrawn Revolver(1) 34.9 ̶ Pre-payable at any time Undrawn Committed 15.0 Accordion • $40 million revolving line of credit Total Liquidity $62.1 • Near-term liquidity requirements 2019 Capex ̶ 2019 Capex Budget: $29 million ̶ Working capital normalization (1Q’19; 2Q’19): $8 million in Sidewinder transaction costs to be paid in 1H’19 • ICD expects to fund near term investment via free cash flow and begin building incremental cash 2H’19 SCR Conversions ($9M) Maintenance ($8M) Capital Spare / Other, Net ($12M) 16 (1) $40 million commitment less outstanding borrowings and letters of credit balance @12/31/18 16

Closing Summary Maintaining a Pad-Optimal drilling fleet…while increasing Returns and Free Cash Flow by focusing on operational excellence and executable high-return internal Growth opportunities • High-quality pad-optimal drilling fleet • Presence in most active US Shale basins supported by high-quality customers • Execution on attractive cost and operating synergy opportunities of $10 million+ • Generation of free cash flow and returns across oil and gas cycle • Strong balance sheet with financial flexibility 17

18

Balance Sheet December 31, 2018 December 31, 2017 Assets Cash and cash equivalents $ 12,247 $ 2,533 Accounts receivable, net 41,987 18,056 Inventories 2,693 2,710 Assets held for sale 19,711 4,637 Prepaid expenses and other current assets 8,930 2,957 Total current assets 85,568 30,893 Property, plant and equipment, net 496,197 272,388 Goodwill 1,627 - Other long-term assets, net 1,470 1,364 Total assets $ 584,862 $ 304,645 Liabilities and Stockholders’ Equity Liabilities Current portion of long-term debt (1) $ 587 $ 533 Accounts payable 16,312 11,627 Accrued liabilities 29,219 6,969 Total current liabilities 46,118 19,129 Long-term debt (2) 130,012 49,278 Deferred income taxes, net 774 683 Other long-term liabilities 16,425 73 Total liabilities 193,329 69,163 Commitments and contingencies Stockholders’ equity Common stock, $0.01 par value, 200,000,000 shares authorized; 77,598,806 and 38,246,919 shares issued, respectively; and 77,078,252 and 37,985,225 shares outstanding, respectively 771 380 Additional paid-in capital 503,446 326,616 Accumulated deficit (109,638) (89,645) Treasury stock, at cost, 520,554 and 261,694 shares, respectively (3,046) (1,869) Total stockholders’ equity 391,533 235,482 Total liabilities and stockholders’ equity $ 584,862 $ 304,645 19

Income Statement Three Months Ended Twelve Months Ended December 31, September 30, December 31, 2018 2017 2018 2018 2017 Revenues $ 62,789 $ 25,041 $ 28,439 $ 142,609 $ 90,007 Costs and expenses Operating costs 39,908 18,780 18,420 95,220 67,733 Selling, general and administrative 5,030 3,112 3,903 15,907 13,213 Merger related expenses 11,270 - 1,933 13,646 - Depreciation and amortization 10,890 6,724 6,831 30,891 25,844 Asset impairment, net (371) 994 431 25 2,568 (Gain) loss on disposition of assets, net (65) 104 (260) (740) 1,677 Total cost and expenses 66,662 29,714 31,258 154,949 111,035 Operating loss (3,873) (4,673) (2,819) (12,340) (21,028) Interest expense (4,513) (895) (1,168) (7,562) (2,983) Loss before income taxes (8,386) (5,568) (3,987) (19,902) (24,011) Income tax expense (benefit) 211 177 (50) 91 287 Net loss $ (8,597) $ (5,745) $ (3,937) $ (19,993) $ (24,298) Loss per share: Basic and Diluted $ (0.11) $ (0.15) $ (0.10) $ (0.42) $ (0.64) Weighted average number of common shares Basic and Diluted 75,692 37,983 38,253 47,580 37,762 20 20

Non-GAAP Financial Measures Adjusted net income and loss, EBITDA and adjusted EBITDA are supplemental non-GAAP financial measure that are used by management and external users of our financial statements, such as industry analysts, investors, lenders and rating agencies. In addition, adjusted EBITDA is consistent with how EBITDA is calculated under our revolving credit facility for purposes of determining our compliance with various financial covenants. We define “EBITDA” as earnings (or loss) before interest, taxes, depreciation, and amortization, and we define “adjusted EBITDA” as EBITDA before stock-based compensation, non- cash asset impairments, gains or losses on disposition of assets, and other non-recurring items added back to, or subtracted from, net income for purposes of calculating EBITDA under our revolving credit facility. Neither adjusted net income or loss, EBITDA or adjusted EBITDA is a measure of net income as determined by U.S. generally accepted accounting principles (“GAAP”). Management believes adjusted net loss, EBITDA and adjusted EBITDA are useful because they allow our stockholders to more effectively evaluate our operating performance and compliance with various financial covenants under our revolving credit facility and compare the results of our operations from period to period and against our peers without regard to our financing methods or capital structure or non-recurring, non- cash transactions. We exclude the items listed above from net income (loss) in calculating adjusted net loss, EBITDA and adjusted EBITDA because these amounts can vary substantially from company to company within our industry depending upon accounting methods and book values of assets, capital structures and the method by which the assets were acquired. None of adjusted net loss, EBITDA or adjusted EBITDA should be considered an alternative to, or more meaningful than, net income (loss), the most closely comparable financial measure calculated in accordance with GAAP or as an indicator of our operating performance or liquidity. Certain items excluded from adjusted net loss, EBITDA and adjusted EBITDA are significant components in understanding and assessing a company’s financial performance, such as a company’s return of assets, cost of capital and tax structure. Our presentation of adjusted net loss, EBITDA and adjusted EBITDA should not be construed as an inference that our results will be unaffected by unusual or non-recurring items. Our computations of adjusted net loss, EBITDA and adjusted EBITDA may not be comparable to other similarly titled measures of other companies. The table on the following page present a reconciliation of net loss to adjusted net loss, EBITDA and adjusted EBITDA. 21

Non-GAAP Financial Measures

Reconciliation of Net Loss to Adjusted Net Loss:

(in thousands)	(Unaudited) Three Months Ended December 31, 2018 Amount	Per Share	December 31, 2017 Amount	Per Share	September 30, 2018 Amount	Per Share	(Unaudited) Twelve Months Ended December 31, 2018 Amount	Per Share	December 31, 2017 Amount	Per Share
Net loss	$ (8,597)	$(0.11)	$ (5,745)	$(0.15)	$ (3,937)	$ (0.10)	$(19,993)	$(0.42)	$(24,298)	$(0.64)
Add back:										
Asset impairment, net (1)	(371)	(0.01)	994	0.03	431	0.01	25	-	2,568	0.07
(Gain) loss on disposition of assets, net (2)	(65)	-	104	-	(260)	(0.01)	(740)	(0.02)	1,677	0.04
Intangible revenue (3)	(2,044)	(0.03)	-	-	-	-	(2,044)	(0.04)	-	-
Merger related expenses (4)	11,270	0.15	-	-	1,933	0.05	13,646	0.29	-	-
Write-off of deferred financing costs (5)	856	0.01	-	-	-	-	856	0.02	-	-
Adjusted net income (loss)	$ 1,049	$ 0.01	$ (4,647)	$(0.12)	$ (1,833)	$ (0.05)	$ (8,250)	$(0.17)	$(20,053)	$(0.53)

Reconciliation of Net Loss to EBITDA and Adjusted EBITDA:

(in thousands)	(Unaudited) Three Months Ended December 31, 2018	December 31, 2017	September 30, 2018	(Unaudited) Twelve Months Ended December 31, 2018	December 31, 2017
Net loss	$ (8,597)	$ (5,745)	$ (3,937)	$ (19,993)	$ (24,298)
Add back:					
Income tax expense (benefit)	211	177	(50)	91	287
Interest expense	4,513	895	1,168	7,562	2,983
Depreciation and amortization	10,890	6,724	6,831	30,891	25,844
Asset impairment, net (1)	(371)	994	431	25	2,568
EBITDA	6,646	3,045	4,443	18,576	7,384
(Gain) loss on disposition of assets, net (2)	(65)	104	(260)	(740)	1,677
Stock-based compensation	240	528	718	2,438	3,565
Intangible revenue (3)	(2,044)	-	-	(2,044)	-
Merger related expenses (4)	11,270	-	1,933	13,646	-
Adjusted EBITDA	$ 16,047	$ 3,677	$ 6,834	$ 31,876	$ 12,626



See footnote explanations on following page.

22

Non-GAAP Financial Measures • In the fourth quarter of 2018, we recorded insurance recoveries, net of impairments of $0.6 million on the Galayda facility water damage incurred during Hurricane Harvey after receiving a proof of loss letter from our insurance carrier, offset by an increased impairment of $0.2 million related to increased estimated costs to sell the Galayda facility. In the third quarter of 2018, we recorded a $0.4 million, or $0.01 per share, charge to asset impairments, net, reflecting a $650 thousand estimated loss from the expected sale of our Galayda facility, offset by a $219 thousand insurance recovery related to some damaged equipment. In the fourth quarter of 2017 we recorded a $0.9 million, or $0.03 per share, non-cash charge consisting of a $0.6 million impairment to our Galayda facility as a result of damage associated with Hurricane Harvey in August 2017, as well as a non-cash impairment representing the estimated damage to a piece of drilling equipment, net of estimated insurance recoveries totaling $0.3 million. • In the fourth quarter of 2018 and the third quarter of 2018, we recorded a gain on disposition of assets of $0.1 million and $0.3 million, respectively. In the fourth quarter of 2017, we recorded a loss on disposition of assets of $0.1 million. All three quarters were primarily due to the gain or loss on the sale or disposition of miscellaneous drilling equipment. • For the three months and the year ended December 31, 2018, we amortized intangible revenue related to an unfavorable contract liability acquired in the Sidewinder merger. 23

Non-GAAP Financial Measures

	Three Months Ended			Twelve Months Ended	
	December 31, 2018	December 31, 2017	September 30, 2018	December 31, 2018	December 31, 2017
Number of marketed rigs end of period (1)	32	14	15	32	14
Rig operating days (2)	2,817.5	1,288.6	1,345.1	6,686.7	4,707.4
Average number of operating rigs (3)	30.6	14.0	14.6	18.3	12.9
Rig utilization (4)	95.7%	100.0%	99.0%	97.8%	96.0%
Average revenue per operating day (5)	$ 20,433	$ 18,338	$ 20,538	$ 20,001	$ 18,137
Average cost per operating day (6)	$ 12,932	$ 13,094	$ 12,986	$ 13,053	$ 12,899
Average rig margin per operating day	$ 7,501	$ 5,244	$ 7,552	$ 6,948	$ 5,238

(1) Number of marketed rigs as of December 31, 2018 increased by 18 rigs as compared to the number of marketed rigs as of December 31, 2017. Our 15th ShaleDriller rig was completed and commenced operations during the third quarter of 2018, and as a result of the Sidewinder merger we acquired 17 marketed rigs. Marketed rigs exclude two idle rigs acquired in the Sidewinder merger that require additional upgrade before they enter our marketed fleet.

(2) Rig operating days represent the number of days our rigs are earning revenue under a contract during the period, including days that standby revenues are earned. During the three months ended December 31, 2018 and 2017, and September 30, 2018 there were 4.3, zero and zero operating days in which we earned revenue on a standby basis, respectively. During the twelve months ended December 31, 2018 and 2017, there were 4.3 and 77.9 operating days, respectively, in which we earned revenue on a standby basis, including zero and 69.0 standby-without-crew days, respectively.

(3) Average number of operating rigs is calculated by dividing the total number of rig operating days in the period by the total number of calendar days in the period.

(4) Rig utilization is calculated as rig operating days divided by the total number of days our marketed drilling rigs are available during the applicable period.

(5) Average revenue per operating day represents total contract drilling revenues earned during the period divided by rig operating days in the period. Excluded in calculating average revenue per operating day are revenues associated with the reimbursement of out-of-pocket costs paid by customers of $3.2 million, $1.4 million and $0.8 million for the three months ended December 31, 2018 and 2017 and September 30, 2018, respectively, and $6.8 million and $4.6 million for the twelve months ended December 31, 2018 and 2017, respectively, and revenues associated with the amortization of intangible revenue acquired in the Sidewinder merger of $2.0 million for the three months and the year ended December 31, 2018.

(6) Average cost per operating day represents operating costs incurred during the period divided by rig operating days in the period. The following costs are excluded in calculating average cost per operating day: (i) out-of-pocket costs reimbursed by customers of $3.2 million, $1.4 million and $0.8 million during the three months ended December 31, 2018 and 2017 and September 30, 2018, respectively, and $6.8 million and $4.6 million for the twelve months ended December 31, 2018 and 2017, respectively, (ii) new crew training costs of zero during the three months ended December 31, 2018 and 2017 and September 30, 2018, respectively, and $0.1 million and $0.1 million during the twelve months ended December 31, 2018 and 2017, respectively, (iii) construction overhead costs expensed due to reduced rig construction activity of $0.3 million, $0.5 million and $0.1 million during the three months ended December 31, 2018 and 2017 and September 30, 2018, respectively, and $1.0 million and $1.1 million during the twelve months ended December 31, 2018 and 2017, respectively, (iv) rig reactivation costs associated with the redeployment of previously stacked rigs, excluding new crew training costs (included in (ii) above), of zero and $1.0 million during the three and twelve months ended December 31, 2017, respectively, and (v) out-of-pocket expenses of $0.1 million, net of insurance recoveries, incurred as a result of damage to one of our rig's mast during the twelve months ended December 31, 2017.



24

25